UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

Effective on December 31, 2024, January 3, 2025, January 6, 2025 and January 6, 2025, Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”), agreed to definitive terms on four Securities Purchase Agreements (the “SPAs”), with certain institutional accredited investors (the “Purchasers”), pursuant to which the Company sold the Purchasers, and the Purchasers purchased from the Company: 50 shares of Series B Convertible Preferred Stock of the Company (“Series B Preferred Stock”) for $50,000, and warrants to purchase 60,000 shares of common stock (the “Warrants”, and the shares of common stock issuable upon exercise thereof, the “Warrant Shares”), with an exercise price of $2.57 per share; 300 shares of Series B Preferred Stock for $300,000, and Warrants to purchase 396,000 shares of common stock with an exercise price of $2.61 per share; 500 shares of Series B Preferred Stock for $500,000, and Warrants to purchase 660,000 shares of common stock with an exercise price of $2.59 per share; and 50 shares of Series B Preferred Stock for $50,000, and Warrants to purchase 66,000 shares of common stock with an exercise price of $2.59 per share, respectively.

Each of the SPAs closed on the dates they were entered into, and the Warrants were granted on the same dates.

Upon the final sale of the Series B Preferred Stock and Warrants described above on January 6, 2025, the Company’s current offering of 1,250 shares of Series B Preferred Stock which began on December 18, 2024 (the “Offering”), closed.

The SPAs provide that until the 18th month anniversary of the applicable closing date of each SPA, the Purchasers have the right to participate in any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents or any offering of debt or any other type of financing, or a combination thereof (other certain customary exempt issuances)(each a “Subsequent Financing”), in an amount not to exceed the amount of the Purchaser’s subscription, on the same terms, conditions and price provided for in the Subsequent Financing.

The Company has reserved from its duly authorized capital stock 3,000,000 shares of common stock issuable upon exercise of the Warrants and conversion of the Series B Preferred Stock sold in the Offering.

The SPAs contain customary representations, warranties and covenants by the Company (including a restriction on entering into any variable rate transaction for a period of 180 days from the applicable closing date of each SPA), customary conditions to closing, indemnification obligations of the Company and the Purchasers, other obligations of the parties and termination provisions.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The terms of the Company’s Series B Preferred Stock, which each have a stated value of $1,100 per share, are described in greater detail in the Current Reports on Form 8-K filed with the Securities and Exchange Commission (SEC) on April 11, 2024 and July 2, 2024, which description is incorporated by reference herein.

Warrants

In connection with the December 31, 2024, January 3, 2025, and January 6, 2025, closings under the SPAs, the Company issued the Purchasers Warrants to purchase up to 1,188,000 shares of common stock. The exercise price of the Warrants as discussed above (as applicable, the “Exercise Price”), are equal to one hundred and five percent (105%) of the 10-trading day average volume weighted average price of the Company’s common stock calculated on the trading day immediately preceding the applicable closing. The Exercise Price is subject to adjustment in the event of customary stock splits, stock dividends, combinations or similar events. If at any time following the Initial Exercise Date (as defined below) of the Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for the shares of common stock issuable upon exercise of the Warrants, the Warrants can be exercised on a cashless basis as described in greater detail in the Common Share Purchase Warrants entered into to evidence the Warrants (the “Warrant Agreements”).

The Warrants are exercisable on or after 180 days from their grant dates, as applicable (“Initial Exercise Date”), and for five years thereafter.

The Warrants contain provisions that prohibit exercise if the holder thereof, together with its affiliates, would beneficially own in excess of 4.99% of the number of the Company’s shares of common stock outstanding immediately after giving effect to such exercise. A holder of the Warrants may increase or decrease this percentage, but not in excess of 9.99%, by providing at least 61 days’ prior notice to the Company. In the event of certain corporate transactions, a holder of the Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash or other property that the holder would have received had it exercised the Warrants immediately prior to such transaction.

If the Company or any subsidiary at any time while the Warrants are outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents, at an effective price per share less than the exercise price of the Warrants then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the exercise price shall be reduced and only reduced to equal the Base Share Price. No adjustment however is to be made for certain customary Exempt Issuances (as defined in the SPAs), including sales under the SPAs.

The Warrants also include customary buy-in rights in the event the Company fails to timely deliver the shares of common stock issuable upon exercise thereof.

If at any time the Warrants are outstanding there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the common stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price (defined below) is less than the then exercise price then in effect, then on the sixth trading day immediately following such Share Combination Event Date, the exercise price then in effect on such sixth trading day is automatically reduced (but in no event increased) to the Event Market Price. The “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the volume weighted average price of the common stock for each of the five trading days ending and including the trading day immediately preceding the sixth trading day after such Share Combination Event Date, divided by (y) five.

The foregoing description of the SPAs, Warrants, and Series B Preferred Stock, is only a summary of the material terms of such agreements/filings and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements/filings, which are or incorporated by reference as Exhibits 10.1, 4.1, 3.1, and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

The issuance of the Series B Preferred Stock and the Warrants, as discussed above, were each exempt from registration pursuant to an exemption from registration provided by Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuances did not involve a public offering, the recipients took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipients were each (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”). The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If the Series B Preferred Stock shares sold on December 31, 2024, January 3, 2025, and January 6, 2025, were converted in full, without factoring in any dividends which can be paid in-kind, based on an aggregate stated value of $990,000, a maximum of 440,000 shares of common stock would be due to the holders thereof, based on a Floor Price of $2.25 per share.

If the Warrants issued to the Purchasers on December 31, 2024, January 3, 2025, and January 6, 2025, were exercised in full, a maximum of 1,188,000 shares of common stock would be due to the holders thereof.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., filed with the Secretary of State of Texas on March 28, 2024 (Filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2024, and incorporated by reference herein)
3.2	Amendment to Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., submitted to the Secretary of State of Texas on June 27, 2024 (Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 2, 2024, and incorporated by reference herein)
4.1	Form of Common Share Purchase Warrant between Mangoceuticals, Inc. and the holders thereof (December 2024/January 2025 Offering)(Filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Mangoceuticals, Inc. with the Securities and Exchange Commission on December 26, 2024, and incorporated by reference herein)
10.1#	Form of Securities Purchase Agreement relating to the sale of 1,650,000 shares of Series B Convertible Preferred Stock and Warrants to Purchase 1,650,000 shares of Common Stock, between Mangoceuticals, Inc. (December 2024/January 2025 Offering)(Filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Mangoceuticals, Inc. with the Securities and Exchange Commission on December 26, 2024, and incorporated by reference herein)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Mangoceuticals, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

£ Represents management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: January 8, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer